UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

HOTGATE TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Nevada	333-129388	71-098116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1602, Aitken Vanson Center 61 Hoi Yuen Rd. Kwun Tong, Hong Kong	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2270-0688

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 2, 2010, Hotgate Technology, Inc. (the “Company”) entered into an Agreement for a Share Exchange (the “Agreement”) with REDtone Technology Sdn. Bhd. and REDtone International Berhad, both of which are incorporated in Malaysia.   Upon the closing of the transactions contemplated in the Agreement, the Company will acquire 100% ownership of REDtone Telecommunications (China) Limited (“REDtone China”).

Consideration to be paid by the Company shall be a total of 244,444,444 shares of its common stock  (following the reverse split set forth in item 8.01 below) in exchange for 100% ownership of REDtone China (such share exchange shall be referred to herein as the “Exchange”).

The Exchange shall close within seven days of the date on which all the following conditions precedent in the Agreement have been satisfied or at any other date agreed upon by all parties:

1.

The approval of shareholders of the Company and REDtone International Berhad;

2.

If required, the approval of REDtone International Berhad’s Trustee; and

3.

If required, any other approval or consent from public authorities and third parties which the Company or REDtone International Berhad may be required to obtain.

The Agreement also provide for the implementation and completion of the capitalization of the debts due from the Company to REDtone International Berhad which is to be satisfied by way of issuance and allotment of 13,147,197 shares of the Company’s common stock and the presentation of any required financial statements for the completion of the transaction as required by applicable law.

The Exchange shall take place pursuant to the terms and conditions of the Agreement and in accordance with applicable law.

Item 8.01  Other Events

On July 29, 2010, the Company’s majority shareholders approved a resolution to effect a one-for-twelve reverse stock split of the Company’s common stock.  The reverse stock split, which was previously approved by the Company’s Board of Directors and shareholders, took effect at 12:01 a.m. GMT on July 29, 2010.

As a result of the reverse stock split, every twelve shares of the Company’s issued and outstanding common stock was combined into one share of common stock, and the number of shares of the Company’s common stock outstanding  was reduced from approximately 297 million shares to 25 million shares.  The reverse stock split did not change the number of authorized shares of the Company’s common stock.

No fractional shares of common stock will be issued as a result of the reverse stock split.  Each fractional share that would otherwise result from the reverse stock split will be rounded up to one whole share of post-split common stock.   The Company’s transfer agent, Action Stock Transfer Corp., will act as exchange agent for purposes of implementing the exchange of stock certificates.

Item 9.01  Financial Statements and Exhibits

2.1 – The Share Exchange Agreement described in Item 1.01 is incorporated by reference and attached hereto as Exhibit 2.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTGATE TECHNOLOGY, INC.

Dated: August 2, 2010	By:	/s/ Yan Suan Sah
Yan Suan Sah, Chief Executive Officer